As filed with the Securities and Exchange Commission on September 19, 2001

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

        Filed by the Registrants [X]

        Filed by a Party other than the Registrant [ ]

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        [ ] Preliminary Proxy Statement

        [ ] Definitive Proxy Statement

        [X] Definitive Additional Materials

        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MuniYield Fund, Inc.

                 P.O. Box 9011 Princeton, New Jersey 08543-9011
              ----------------------------------------------------
              (Name of Registrants as Specified In Their Charters)

                                 SAME AS ABOVE
              ----------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

      [X]   No fee required.

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

      __________________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:

      __________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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      (4)   Proposed maximum aggregate value of transaction:

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            Act Rule 0-11(a)(2) and identify the filing for which the offsetting
            fee  was  paid   previously.   Identify  the   previous   filing  by
            registration  statement number, or the form or schedule and the date
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

                   MERRILL LYNCH MUNICIPAL STRATEGY FUND, INC.

Dear Stockholder:

You are being asked to consider a transaction involving the Fund listed above. The transaction is a reorganization of similar funds in which MuniYield Fund, Inc. ("MuniYield" or the "Surviving Fund") will acquire Merrill Lynch Municipal Strategy Fund, Inc. ("Municipal Strategy" or the "Acquired Fund").

On October 24, 2001, Municipal Strategy will hold a Special Meeting of Stockholders to consider the Reorganization. The Reorganization must be approved by the stockholders of Municipal Strategy. A proxy statement and prospectus, which provides information about the proposed Reorganization and about each Fund, is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

You are being asked to approve the Agreement and Plan of Reorganization between the Funds pursuant to which MuniYield will acquire substantially all of the assets and assume substantially all of the liabilities of Municipal Strategy in exchange for (1) newly issued shares of common stock of MuniYield and (2) shares of a newly created series of Auction Market Preferred Stock of MuniYield to be designated Series F, as described in the proxy statement and prospectus.

The Board of Directors of Municipal Strategy has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials.

Your vote is important. Please take a moment now to sign, date and return your proxy card in the enclosed postage paid return envelope. You may vote by telephone by calling 1-800-690-6903 and entering the 12-digit control number located on your proxy card. You may also vote via the Internet by visiting www.proxyvote.com and entering the 12-digit control number located on your proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder, reminding you to vote your shares. If you have any questions regarding the proxy materials or need assistance in voting your shares, please contact Georgeson Shareholder at 1-888-856-3062.

                                   Sincerely,

                                   Alice A. Pellegrino
                                   Secretary
                                   Merrill Lynch Municipal Strategy Fund, Inc.

                           Frequently Asked Questions

      In this Question and Answer Sheet, we will refer to MuniYield Fund, Inc. as MuniYield and Merrill Lynch Municipal Strategy Fund, Inc. as Municipal Strategy.

Q.    Why am I receiving this proxy?

A. As a stockholder of Municipal Strategy, you are being asked to consider a transaction in which your Fund will be acquired by MuniYield. This transaction is referred to in this question and answer sheet as the Reorganization. This proxy is being sent to all: (1) stockholders of common stock of Municipal Strategy, and (2) holders of Auction Market Preferred Stock ("AMPS") of Municipal Strategy. The Reorganization only requires the vote of these stockholders. The Reorganization does not require the vote of the holders of shares of common stock or AMPS of MuniYield.

Q. Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A. MuniYield will be the Surviving Fund. Municipal Strategy will be the Acquired Fund. The Surviving Fund is an exchange-listed closed-end fund whereas Municipal Strategy is a continuously offered closed-end fund.

Q.    How will the Reorganization benefit stockholders?

A.    Stockholders should consider the following:

      o After the Reorganization, stockholders of Municipal Strategy will be invested in a substantially larger, non-diversified, closed-end fund with an investment objective and policies substantially similar to Municipal Strategy's investment objective and policies.

      o After the Reorganization, Municipal Strategy's common stockholders are expected to experience:

            o     lower expenses per share,

            o     economies of scale, and

            o     greater flexibility in portfolio management;

      o After the Reorganization, Municipal Strategy common stockholders will no longer be subject to

            o     a separate administrative fee,

            o     expenses associated with required annual prospectus updates,

            o     expenses of conducting quarterly tender offers, or

            o a contingent deferred sales charge ("CDSC") upon the sale of shares held for less than three years; and

      o After the Reorganization, Municipal Strategy common stockholders will be able to sell their shares of common stock on each day that the New York Stock Exchange ("NYSE") is open for trading at the market price; the market price may be higher or lower than the net asset value of the shares and transactions in shares may be subject to brokerage commissions or other charges. Shareholders of Municipal Strategy will no longer be able to redeem their shares at net asset value once per quarter. The Reorganization will neither directly benefit nor adversely affect the holders of shares of any series of AMPS of either Fund. The expenses of the Reorganization will not be borne by the holders of shares of AMPS of either Fund.

Q.    Will the Reorganization change my privileges as a stockholder?

A. Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q. If I own shares of common stock of Municipal Strategy, will I own the same number of shares of common stock of MuniYield after the Reorganization as I currently own?

A. No. You will receive shares of common stock of MuniYield with the same aggregate net asset value as the shares of common stock of Municipal Strategy you own on the business day prior to the closing date of the Reorganization (the "Valuation Date"). The number of shares you receive will depend on the relative net asset values of the shares of common stock of the Funds on that date.

      For example, let us assume that you own 10 shares of common stock of Municipal Strategy. If the net asset value of Municipal Strategy common stock on the Valuation Date is $6 per share, and the net asset value of MuniYield common stock on the Valuation Date is $12 per share, you will receive 5 shares of MuniYield common stock in the Reorganization. The aggregate net asset value of your investment will not change. (10 shares of Municipal Strategy common stock x $6 = $60; 5 shares of MuniYield common stock x $12 = $60).

      Thus, if on the Valuation Date the net asset value of the common stock of MuniYield is higher than the net asset value of the common stock of Municipal Strategy, you will receive fewer shares of common stock of MuniYield in the Reorganization than you held in Municipal Strategy before the Reorganization. On the other hand, if the net asset value of the common stock of MuniYield is lower than the net asset value of the common stock of Municipal Strategy, you will receive a greater number of shares of common stock of MuniYield in the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization except that you may


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

      receive cash in lieu of fractional shares of MuniYield.

      Note that because MuniYield is traded on the NYSE, the shares you receive will have both a net asset value and a market price. The market price reflects what other investors think the shares are worth and may be higher or lower than the net asset value.

Q.    Should I send in my stock certificates now?

A. No. After the Reorganization is completed, we will send holders of common stock of Municipal Strategy written instructions for exchanging their stock certificates. Municipal Strategy stockholders should exchange their stock certificates promptly after the Reorganization in order to continue to receive dividend payments on their shares. Dividends declared will accrue but payments will not be made until the stock certificates for Municipal Strategy are surrendered and exchanged for stock certificates of the Surviving Fund. Holders of AMPS will not be required to surrender their stock certificates. All exchanges of AMPS will be accomplished by book entry. Stockholders of MuniYield will keep their stock certificates.

Q.    What are the tax consequences for stockholders?

A. The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of either Fund, except for taxes on any cash received for a fractional share of common stock.

Q.    Who will manage the Surviving Fund after the Reorganization?

A. Fund Asset Management L.P. serves as the investment adviser for both Funds and will be the investment adviser of the Surviving Fund after the Reorganization. Roberto W. Roffo currently serves as the portfolio manager for each Fund and will continue to serve as the portfolio manager for the Surviving Fund after the Reorganization.

Q.    Will there be a Stockholders' Meeting for Municipal Strategy?

A. Yes, a Special Stockholders' Meeting for Municipal Strategy will be held at 9:30 a.m. on October 24, 2001, at 800 Scudders Mill Road, Plainsboro, New Jersey.

Q.    Why is my vote important?

A. Approval of the Reorganization requires the affirmative vote of stockholders representing a majority of the outstanding shares of common stock and AMPS of Municipal Strategy, voting together as a single class, and a majority of the outstanding shares of AMPS of Municipal Strategy, voting as a separate class. For purposes of any vote at a Meeting that requires the approval of the outstanding shares of common stock and AMPS of Municipal Strategy, a quorum consists of a majority of the outstanding shares of common stock and AMPS entitled to vote at that Meeting. The Board of Directors of Municipal Strategy urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.


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

Q.    How can I vote?

A. You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. You may also vote your shares on the Internet at http://www.proxyvote.com. On the Internet you will be asked for a control number that you received in your proxy mailing. You may also vote by telephone by calling the "800" number printed on your voting instruction form. Finally, you may vote in person at the Stockholders' Meeting. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.    Has Municipal Strategy retained a proxy solicitation firm?

A. Yes, the Municipal Strategy has hired Georgeson Shareholder to assist in the solicitation of proxies for the Meeting. While the Fund expects most proxies to be returned by mail, the Fund may also solicit proxies by telephone, fax, telegraph or personal interview.

Q. What if there are not enough votes to reach a quorum by the scheduled meeting date?

A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at the Special Stockholders' Meeting to achieve the necessary quorum or the necessary quorum is present but there are not sufficient votes to take action on the proposal by the time of the Special Stockholders' Meeting on October 24, 2001, such Stockholders' Meeting may be adjourned to permit further solicitation of proxy votes.

Q.    What is the Board's recommendation?

A. The Board of Directors of Municipal Strategy believes the Reorganization is in the best interests of the Fund and its stockholders. It encourages stockholders to vote FOR the Reorganization.


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